EXHIBIT 99.1

OBA Financial Services, Inc.

FOR IMMEDIATE RELEASE	News Release

OBA Financial Services, Inc. Announces 2nd Quarter Results

GERMANTOWN, MARYLAND: January 24, 2012 – OBA Financial Services, Inc., (NASDAQ – OBAF) (“Company”), the parent company of OBA Bank (“Bank”), announces net income of $170 thousand, or $0.04 basic and diluted earnings per share, for the six months ended December 31, 2011 as compared to net income of $535 thousand, or $0.13 basic and diluted earnings per share, for the comparable period in the prior year.

The Company announces its fiscal second quarter net income, which ended December 31, 2011, of $82 thousand, or $0.02 basic and diluted earnings per share, as compared to net income of $283 thousand, or $0.07 basic and diluted earnings per share, for the fiscal quarter ended December 31, 2010 and net income of $88 thousand, or $0.02 basic and diluted earnings per share, for the fiscal quarter ended September 30, 2011.

The Company’s quarterly income was primarily impacted by an increase in non-interest expense of $137 thousand for the quarter ended December 31, 2011 as compared to the quarter ended December 31, 2010.  The
Company’s income for the six months ended December 31, 2011 was primarily impacted by an increase in non-interest expense of $388 thousand as compared to the six months ended December 31, 2010.  The increase in non-interest expense primarily reflects an increase in salaries and employee benefits as a result of  additions to staff and the implementation of, and grants under, the Company’s equity incentive plan as previously disclosed in its 8-K filed on May 17, 2011.

Income Statement
The Company’s net interest income for the quarter ended December 31, 2011 increased $68 thousand to $3.0 million as compared to the quarter ended September 30, 2011.  The Company continued to pay down higher cost borrowings, concluded its money market promotion, and decreased deposit rates while maintaining its competitive position within the local market.

The Company’s net interest income for the quarter ended December 31, 2011 remained essentially unchanged at $3.0 million as compared to the fiscal quarter ended December 31, 2010.

Balance Sheet
Total assets decreased to $382.0 million at December 31, 2011 from $386.4 million at June 30, 2011.

Total loans decreased to $281.6 million at December 31, 2011 from $281.9 million at June 30, 2011.

Total deposits decreased to $251.9 million at December 31, 2011 from $257.0 million at June 30, 2011 primarily due to the completion of the money market promotion and a reduction in brokered certificates of deposit.

Equity and Capital
Stockholders’ equity decreased to $75.9 million at December 31, 2011 as compared to $80.9 million at June 30, 2011 primarily as a result of the Company’s share repurchase program.  The Company remains well-capitalized with ratios well in excess of regulatory minimums.

Asset Quality
Total non-performing assets to total assets increased to 1.74% at December 31, 2011 from 1.40% at June 30, 2011 and 0.18% at December 31, 2010.  Total non-performing loans to total loans increased to 2.34% at December 31, 2011 from 1.88% at June 30, 2011 and 0.16% at December 31, 2010.  The increases were primarily made up of two loan relationships with not-for-profit entities that have collateral values well in excess of the loan values.  Based on the value of the collateral, no specific allowances are required for these loans.

The allowance for loan losses to total loans increased to 0.93% at December 31, 2011 from 0.80% at June 30, 2011, and 0.76% at December 31, 2010.

About OBA Financial Services, Inc. and OBA Bank
OBA Financial Services, Inc. is the holding company for OBA Bank.  OBA Bank, founded in 1861, is a community-oriented bank which provides a variety of financial services to individuals and small businesses through its offices in Montgomery and Howard Counties of Maryland.  The Bank’s primary deposits are demand, money market, and time certificate accounts and its primary lending products are residential and commercial mortgage loans.  Visit www.obabank.com to locate an ATM or branch near you or for more information about OBA Bank.

For additional information or questions, please contact:

Charles E. Weller, President & Chief Executive Officer, or
David A. Miller, S.V.P. & Chief Financial Officer

OBA Financial Services, Inc.
20300 Seneca Meadow Parkway
Germantown, MD 20876
301-916-6400
Email:    cweller@obabank.com
damiller@obabank.com
Web Site: www.obabank.com

Forward-Looking Statements
When used in this Press Release, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties including, but not limited to, changes in economic conditions in OBA Bank’s market area, changes in policies by regulatory agencies, changes in the Bank’s regulator, fluctuations in interest rates, demand for loans in OBA Bank’s market area, competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, and other risks described in the Company’s filings with the Securities and Exchange Commission.  The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause The Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revision which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OBA Financial Services, Inc.
FINANCIAL SUMMARY
(dollars in thousands, except per share data)

	Three Months Ended December 31,			Three Months Ended September 30,
	2011	2010	% Change	2011	% Change
RESULTS OF OPERATIONS:
Net interest income	$3,042	$3,075	(1.1)%	$2,974	2.3%
Provision for loan losses	229	245	(6.5)	147	55.8
Non-interest income	172	308	(44.2)	211	(18.5)
Non-interest expense	2,854	2,717	5.0	2,936	(2.8)
Income before taxes	131	421	(68.9)	102	28.4
Income tax	49	138	(64.5)	14	-
Net Income	82	283	(71.0)	88	(6.8)

SHARE DATA:
Basic earnings per share	$0.02	$0.07	(71.4)%	$0.02	-%
Diluted earnings per share	0.02	0.07	(71.4)	0.02	-
Book value per common share	18.03	17.41	3.6	17.86	1.0
Tangible book value per common share	18.03	17.41	3.6	17.86	1.0
Weighted average shares - basic	3,924,869	4,272,387	(8.1)	4,193,848	(6.4)
Weighted average shares - diluted	3,924,869	4,272,387	(8.1)	4,193,881	(6.4)
Common shares outstanding	4,210,850	4,628,750	(9.0)	4,351,200	(3.2)

SELECTED RATIOS:
Return on average assets	0.08%	0.31%		0.09%
Return on average equity	0.42	1.39		0.43
Net interest margin	3.59	3.76		3.52
Leverage ratio	19.76	22.67		19.45
Tier I risk-based capital ratio	29.85	32.74		30.88
Total risk-based capital ratio	30.88	33.63		31.85
Allowance for loan losses to total loans	0.93	0.76		0.85
Non-performing loans to total loans	2.34	0.16		2.18
Non-performing assets to total assets	1.74	0.18		1.58

END OF PERIOD BALANCES:
Investment securities	$43,348	$27,609	57.0%	$37,298	16.2%
Total loans	281,560	286,011	(1.6)	281,999	(0.2)
Earning assets	347,526	325,864	6.6	338,926	2.5
Assets	382,017	354,216	7.8	396,659	(3.7)
Deposits	251,873	227,699	10.6	270,716	(7.0)
Borrowings	52,250	44,533	17.3	45,762	14.2
Stockholders' equity	75,927	80,596	(5.8)	77,721	(2.3)

AVERAGE BALANCES:
Investment securities	$36,692	$28,918	26.9%	$37,414	(1.9)%
Total loans	279,095	283,779	(1.7)	280,418	(0.5)
Earning assets	336,618	324,547	3.7	335,444	0.3
Assets	383,968	363,743	5.6	392,649	(2.2)
Deposits	259,022	227,852	13.7	262,927	(1.5)
Borrowings	46,607	53,277	(12.5)	46,656	(0.1)
Stockholders' equity	76,806	80,881	(5.0)	80,328	(4.4)

OBA Financial Services, Inc.
FINANCIAL SUMMARY
(dollars in thousands, except per share data)

	Six Months Ended December 31,
	2011	2010	% Change
RESULTS OF OPERATIONS:
Net interest income	$6,016	$6,042	(0.4)%
Provision for loan losses	376	403	(6.7)
Non-interest income (loss)	383	561	(31.7)
Non-interest expense	5,790	5,402	7.2
Income (loss) before taxes	233	798	(70.8)
Income tax (benefit)	63	263	(76.0)
Net income (loss)	170	535	(68.2)

SHARE DATA:
Basic earnings (loss) per share	$0.04	$0.13	(69.2)%
Diluted earnings (loss) per share	0.04	0.13	(69.2)
Book value per common share	18.03	17.41	3.6
Tangible book value per common share	18.03	17.41	3.6
Weighted average shares - basic	4,059,359	4,270,072	(4.9)
Weighted average shares - diluted	4,064,369	4,270,072	(4.8)
Common shares outstanding	4,210,850	4,628,750	(9.0)

SELECTED RATIOS:
Return on average assets	0.09%	0.29%
Return on average equity	0.43	1.31
Net interest margin	3.55	3.61
Leverage ratio	19.76	22.67
Tier I risk-based capital ratio	29.85	32.74
Total risk-based capital ratio	30.88	33.63
Allowance for loan losses to total loans	0.93	0.76
Non-performing loans to total loans	2.34	0.16
Non-performing assets to total assets	1.74	0.18

END OF PERIOD BALANCES:
Investment securities	$43,348	$27,609	57.0%
Total loans	281,560	286,011	(1.6)
Earning assets	347,526	325,864	6.6
Assets	382,017	354,216	7.8
Deposits	251,873	227,699	10.6
Borrowings	52,250	44,533	17.3
Stockholders' equity	75,927	80,596	(5.8)

AVERAGE BALANCES:
Investment securities	$37,053	$30,356	22.1%
Total loans	279,757	280,879	(0.4)
Earning assets	336,031	331,794	1.3
Assets	388,309	365,520	6.2
Deposits	260,974	228,049	14.4
Borrowings	46,632	54,829	(15.0)
Stockholders' equity	78,567	80,720	(2.7)